Exhibit 99.2

SurveyMonkey Announces Third Quarter 2018 Financial Results

San Mateo, CA, November 13, 2018 – SurveyMonkey Inc. (SurveyMonkey), a leading global survey software company, today announced that its parent company, SVMK Inc. (Nasdaq: SVMK, and collectively with SurveyMonkey referred to as “SVMK,” “we” or “us”), reported financial results for the third quarter ended September 30, 2018, and posted a shareholder letter with complete third quarter 2018 financial results and management commentary on its investor relations website.

Q3 2018 Financial Highlights

•

Revenue of $65.2 million, an increase of 18% year over year. Core revenue, which excludes $0.4 million in revenue related to the non-self-serve portion of SurveyMonkey Audience in Q3 2017 (the final quarter with reported revenue), increased 19% year over year. Strength across the business drove our results.

•	GAAP operating margin of (145%) and non-GAAP operating margin of 10%.

•

GAAP operating margin and net loss for Q3 2018 included $89.9 million in stock-based compensation expense related to the achievement of the liquidity event-related performance condition in connection with our initial public offering (IPO) for certain restricted stock units that met their service-based vesting condition as of the end of Q3 2018 and $1.2 million in employer payroll tax expense related to these restricted stock units.

•	Q3 2018 net loss was ($102.4) million, largely due to the IPO-related stock-compensation charge. Adjusted EBITDA was $17.0 million.

•	Net cash provided by operating activities of $12.0 million and unlevered free cash flow of $11.4 million.

“We are off to a great start as a public company resulting from our strong execution and focus,” said SurveyMonkey CEO, Zander Lurie. “SurveyMonkey was built on the belief that empowering individuals across organizations to engage with their key constituents is paramount to success. The importance of organizations understanding the voices and opinions of their customers and employees is more acute than ever. I’m confident in our strategy, our competitive position and the team we have to execute against our global opportunity.”

“We delivered healthy revenue growth and robust cash flow in the third quarter,” said SurveyMonkey CFO & COO, Tim Maly. “We see continued momentum in our core self-serve channel and acceleration in our sales-assisted channel with our enterprise-grade survey platform and suite of purpose-built software solutions. We see a steady path to higher monetization selling our new products into our large footprint of organizations with active SurveyMonkey usage.”

Q4 2018 and FY 2018 Financial Outlook

Q4 2018
Revenue	$64.8 million - $66.8 million	14% - 17% YoY growth
Non-GAAP operating margin	2% - 3%

FY 2018
Revenue	$251.2 million - $253.2 million	17% - 18% YoY growth*
Non-GAAP operating margin	6%
Unlevered free cash flow	$43 million - $45 million	17% - 18% margin

*YoY growth rate for FY 2018 reflects Core revenue growth

Initial Public Offering and Concurrent Private Placement with Salesforce Ventures LLC

On September 28, 2018, we completed our IPO and a concurrent private placement with Salesforce Ventures LLC, in which we issued and sold an aggregate of 20,583,333 shares of our common stock at $12 per share. Proceeds from the IPO and concurrent private placement, net of underwriters’ discounts, commissions, and offering costs totaled $225.3 million.

Debt Refinancing

In October 2018, we refinanced our 2017 Credit Facility and paid down $101.3 million of our existing debt.

Conference Call Information

We will host a conference call today to review our third quarter financial results and to discuss our business results and financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by dialing (866) 417-2046 from the United States or (409) 217-8231 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the SurveyMonkey investor relations website at investor.surveymonkey.com. Following the completion of the call, a telephonic replay will be available through 11:59 PM ET on November 20, 2018 at (855) 859-2056 from the United States or (404) 537-3406 internationally with recording access code 9976356#.

Upcoming Events

Zander Lurie, CEO, will be presenting at the 2018 Credit Suisse Technology, Media & Telecom Conference in Scottsdale, AZ, on Tuesday, November 27, 2018. A live webcast will be accessible from the SurveyMonkey investor relations website. Following the event, a replay will be made available at the same location.

About SurveyMonkey

Founded in 1999, SurveyMonkey changed the way people gather feedback by making it easy for anyone to create their own online surveys. Our mission is to power curious individuals and organizations around the globe to measure, benchmark and act on the opinions that drive success. Our People Powered Data platform enables organizations of any size to have conversations at scale to deliver impactful customer, employee and market insights. Our 750+ employees are dedicated to fueling the curiosity of over 16 million active users globally.

Source: SurveyMonkey Inc.

Investor Relations Contact:

SurveyMonkey

Karim Damji

investors@surveymonkey.com

Media Contact:

SurveyMonkey

Irina Efremova

irinae@surveymonkey.com

or

Brunswick Group

Darren McDermott

surveymonkey@brunswickgroup.com

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$257,120	$35,345
Accounts receivable, net of allowance	7,251	5,429
Deferred commissions, current	1,749	1,225
Prepaid expenses and other current assets	8,049	5,056
Total current assets	274,169	47,055
Property and equipment, net	124,750	131,331
Capitalized internal-use software, net	34,889	41,493
Acquisition intangible assets, net	10,357	13,594
Goodwill, net	336,861	336,861
Deferred commissions, non-current	2,814	2,006
Other assets	6,471	5,749
Total assets	$790,311	$578,089
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,262	$3,380
Accrued expenses and other current liabilities	14,442	10,173
Accrued compensation	15,499	14,910
Deferred revenue	101,097	84,818
Debt, current	103,282	2,032
Total current liabilities	240,582	115,313
Deferred tax liabilities	4,599	4,168
Debt, non-current	213,514	316,289
Financing obligation on leased facility	92,349	93,385
Other non-current liabilities	11,788	8,891
Total liabilities	562,832	538,046
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	534,863	217,594
Accumulated other comprehensive income (loss)	(315)	19
Accumulated deficit	(307,070)	(177,571)
Total stockholders’ equity	227,479	40,043
Total liabilities and stockholders’ equity	$790,311	$578,089

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Revenue	$65,205	$55,309	$186,392	$161,761
Cost of revenue(1)(2)	23,213	16,241	58,967	47,083
Gross profit	41,992	39,068	127,425	114,678
Operating expenses:
Research and development(1)	51,765	14,910	85,997	39,890
Sales and marketing (1)(2)	34,309	18,878	71,609	55,791
General and administrative(1)	50,391	11,169	76,809	35,298
Restructuring	—	2	33	147
Total operating expenses	136,465	44,959	234,448	131,126
Loss from operations	(94,473)	(5,891)	(107,023)	(16,448)
Interest expense	7,496	6,714	22,181	20,030
Other non-operating income (expense), net	(219)	774	132	7,950
Loss before income taxes	(102,188)	(11,831)	(129,072)	(28,528)
Provision for income taxes	174	1,151	470	3,551
Net loss	$(102,362)	$(12,982)	$(129,542)	$(32,079)
Net loss per share, basic and diluted	$(0.99)	$(0.13)	$(1.27)	$(0.32)
Weighted-average shares used in computing basic and diluted net loss per share	103,096	100,584	101,984	100,056

(1) Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Cost of revenue	$6,472	$634	$7,776	$1,870
Research and development	37,490	2,799	43,903	7,065
Sales and marketing	14,496	1,322	16,411	6,622
General and administrative	40,354	3,667	48,014	10,806
Stock-based compensation, net of amounts capitalized	$98,812	$8,422	$116,104	$26,363

(2) Includes amortization of acquisition intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Cost of revenue	$488	$488	$1,464	$1,552
Sales and marketing	565	604	1,773	1,817
Amortization of acquisition intangible assets	$1,053	$1,092	$3,237	$3,369

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended September 30,
(in thousands)	2018	2017
Cash flows from operating activities
Net loss	$(129,542)	$(32,079)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,013	30,048
Stock-based compensation expense, net of amounts capitalized	116,104	26,363
Amortization of deferred commissions	1,107	688
Recovery of long-term note receivable	—	(1,000)
Amortization of debt discount and issuance costs	726	635
Deferred income taxes	431	3,023
Gain on sale of a private company investment and other	(765)	(6,444)
Changes in assets and liabilities:
Accounts receivable	(1,822)	1,497
Prepaid expenses and other assets	(5,451)	(1,098)
Accounts payable and accrued liabilities	4,596	(2,189)
Accrued interest on financing lease obligation, net of payments	(1,036)	4,894
Accrued compensation	(648)	(730)
Deferred revenue	16,269	7,317
Net cash provided by operating activities	33,982	30,925
Cash flows from investing activities
Purchases of property and equipment	(8,811)	(26,158)
Capitalized internal-use software	(8,857)	(11,771)
Proceeds from sale of a private company investment and other	999	15,453
Net cash used in investing activities	(16,669)	(22,476)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriters' discounts and concurrent private placement	232,509	—
Payments of deferred offering costs	(1,487)	—
Proceeds from stock option exercises	440	128
Employee payroll taxes paid related to net share settlement of restricted stock units	(24,566)	(5,431)
Payments to repurchase common stock	(16)	(144)
Proceeds from term and revolving debt issuance	—	298,500
Repayment of debt	(2,250)	(298,133)
Payment of debt issuance costs and other	—	(1,666)
Proceeds from tenant improvement allowances under lease financing obligation	—	8,281
Net cash provided by financing activities	204,630	1,535
Net increase in cash, cash equivalents and restricted cash	221,943	9,984
Cash, cash equivalents and restricted cash at beginning of period	35,345	23,287
Cash, cash equivalents and restricted cash at end of period	$257,288	$33,271
Supplemental cash flow data:
Interest paid for term debt	$16,445	$14,951
Interest paid for financing obligation on leased facility	$6,114	$—
Income taxes paid	$246	$357
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$1,251	$2,510
Accrued unpaid capital expenditures and capitalized software development costs	$600	$5,862
Accrued unpaid payroll taxes related to net share settlement and offering costs	$6,924	$—
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$257,120	$33,271
Restricted cash (included in other assets)	$168	$—
Total cash, cash equivalents and restricted cash at end of period	$257,288	$33,271

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Three Months Ended September 30, 2018
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Employer payroll taxes on Performance RSUs	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$65,205	100.0%	$—	$—	$—	$65,205	100.0%
Cost of revenue	23,213	35.6%	(6,472)	(488)	(103)	16,150	24.8%
Gross profit	41,992	64.4%	6,472	488	103	49,055	75.2%
Operating expenses:
Research and development	51,765	79.4%	(37,490)	—	(456)	13,819	21.2%
Sales and marketing	34,309	52.6%	(14,496)	(565)	(228)	19,020	29.2%
General and administrative	50,391	77.3%	(40,354)	—	(396)	9,641	14.8%
Total operating expenses	136,465	209.3%	(92,340)	(565)	(1,080)	42,480	65.1%
(Loss) Income from operations	(94,473)	(144.9)%	98,812	1,053	1,183	6,575	10.1%
Interest expense	7,496	11.5%	—	—	—	7,496	11.5%
Other non-operating income (expense), net	(219)	(0.3)%	—	—	—	(219)	(0.3)%
Loss before income taxes	(102,188)	(156.7)%	98,812	1,053	1,183	(1,140)	(1.7)%
Provision for income taxes(2)	174	0.3%	—	(139)	—	35	0.1%
Net loss	$(102,362)	(157.0)%	$98,812	$1,192	$1,183	$(1,175)	(1.8)%
Net loss per share, basic and diluted	$(0.99)					$(0.01)
Weighted-average shares used in computing basic and diluted net loss per share	103,096					103,096

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, employer payroll taxes on Performance RSUs. Non-GAAP adjustments to our provision for income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3) Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Three Months Ended September 30, 2017
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$55,309	100.0%	$—	$—	$—	$55,309	100.0%
Cost of revenue	16,241	29.4%	(634)	(488)	—	15,119	27.3%
Gross profit	39,068	70.6%	634	488	—	40,190	72.7%
Operating expenses:
Research and development	14,910	27.0%	(2,799)	—	—	12,111	21.9%
Sales and marketing	18,878	34.1%	(1,322)	(604)	—	16,952	30.6%
General and administrative	11,169	20.2%	(3,667)	—	—	7,502	13.6%
Restructuring	2	—%	—	—	(2)	—	—%
Total operating expenses	44,959	81.3%	(7,788)	(604)	(2)	36,565	66.1%
(Loss) Income from operations	(5,891)	(10.7)%	8,422	1,092	2	3,625	6.6%
Interest expense	6,714	12.1%	—	—	—	6,714	12.1%
Other non-operating income (expense), net	774	1.4%	—	—	—	774	1.4%
Loss before income taxes	(11,831)	(21.4)%	8,422	1,092	2	(2,315)	(4.2)%
Provision for income taxes(2)	1,151	2.1%	—	(1,091)	—	60	0.1%
Net loss	$(12,982)	(23.5)%	$8,422	$2,183	$2	$(2,375)	(4.3)%
Net loss per share, basic and diluted	$(0.13)					$(0.02)
Weighted-average shares used in computing basic and diluted net loss per share	100,584					100,584

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, and restructuring. Non-GAAP adjustments to our provision for income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3) Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Nine Months Ended September 30, 2018
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Gain on sale of a private company investment	Employer payroll taxes on Performance RSUs	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$186,392	100.0%	$—	$—	$—	$—	$—	$186,392	100.0%
Cost of revenue	58,967	31.6%	(7,776)	(1,464)	—	—	(103)	49,624	26.6%
Gross profit	127,425	68.4%	7,776	1,464	—	—	103	136,768	73.4%
Operating expenses:
Research and development	85,997	46.1%	(43,903)	—	—	—	(456)	41,638	22.3%
Sales and marketing	71,609	38.4%	(16,411)	(1,773)	—	—	(228)	53,197	28.5%
General and administrative	76,809	41.2%	(48,014)	—	—	—	(396)	28,399	15.2%
Restructuring	33	—%	—	—	(33)	—	—	—	—%
Total operating expenses	234,448	125.8%	(108,328)	(1,773)	(33)	—	(1,080)	123,234	66.1%
(Loss) Income from operations	(107,023)	(57.4)%	116,104	3,237	33	—	1,183	13,534	7.3%
Interest expense	22,181	11.9%	—	—	—	—	—	22,181	11.9%
Other non-operating income (expense), net	132	0.1%	—	—	—	(999)	—	(867)	(0.5)%
Loss before income taxes	(129,072)	(69.2)%	116,104	3,237	33	(999)	1,183	(9,514)	(5.1)%
Provision for income taxes(2)	470	0.3%	—	(417)	—	—	—	53	—%
Net loss	$(129,542)	(69.5)%	$116,104	$3,654	$33	$(999)	$1,183	$(9,567)	(5.1)%
Net loss per share, basic and diluted	$(1.27)							$(0.09)
Weighted-average shares used in computing basic and diluted net loss per share	101,984							101,984

(1)  Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, gain on sale of a private company investment, and employer payroll taxes on Performance RSUs. Non-GAAP adjustments to our provision for income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3) Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Nine Months Ended September 30, 2017
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Gain on sale of a private company investment	Loss on debt extinguishment	Acquisition-related costs	Financing costs	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$161,761	100.0%	$—	$—	$—	$—	$—	$—	$—	$161,761	100.0%
Cost of revenue	47,083	29.1%	(1,870)	(1,552)	—	—	—	—	—	43,661	27.0%
Gross profit	114,678	70.9%	1,870	1,552	—	—	—	—	—	118,100	73.0%
Operating expenses:
Research and development	39,890	24.7%	(7,065)	—	—	—	—	—	—	32,825	20.3%
Sales and marketing	55,791	34.5%	(6,622)	(1,817)	—	—	—	—	—	47,352	29.3%
General and administrative	35,298	21.8%	(10,806)	—	—	—	—	(347)	(3,175)	20,970	13.0%
Restructuring	147	0.1%	—	—	(147)	—	—	—	—	—	—%
Total operating expenses	131,126	81.1%	(24,493)	(1,817)	(147)	—	—	(347)	(3,175)	101,147	62.5%
(Loss) Income from operations	(16,448)	(10.2)%	26,363	3,369	147	—	—	347	3,175	16,953	10.5%
Interest expense	20,030	12.4%	—	—	—	—	—	—	—	20,030	12.4%
Other non-operating income (expense), net	7,950	4.9%	—	—	—	(6,750)	194	—	—	1,394	0.9%
Loss before income taxes	(28,528)	(17.6)%	26,363	3,369	147	(6,750)	194	347	3,175	(1,683)	(1.0)%
Provision for income taxes(2)	3,551	2.2%	—	(3,274)	—	—	—	—	—	277	0.2%
Net loss	$(32,079)	(19.8)%	$26,363	$6,643	$147	$(6,750)	$194	$347	$3,175	$(1,960)	(1.2)%
Net loss per share, basic and diluted	$(0.32)									$(0.02)
Weighted-average shares used in computing basic and diluted net loss per share	100,056									100,056

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, gain on sale of a private company investment, loss on debt extinguishment, acquisition-related costs and financing costs. Non-GAAP adjustments to our provision for income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3) Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Calculation of Core Revenue

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenue	$65,205	$55,309	$186,392	$161,761
Non-self-serve SurveyMonkey Audience revenue	—	(399)	—	(4,789)
Core revenue	$65,205	$54,910	$186,392	$156,972

Calculation of Unlevered Free Cash Flow

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net cash provided by operating activities	$11,951	$16,160	$33,982	$30,925
Purchases of property and equipment, net(2)	(4,002)	(4,925)	(8,811)	(17,877)
Capitalized internal-use software	(3,390)	(3,240)	(8,857)	(11,771)
Interest paid for term debt	5,632	4,912	16,445	14,951
Deferred acquisition related payment	—	—	—	7,700
Third-party fees related to credit facility refinancing	—	—	—	4,314
Employer payroll taxes on Performance RSUs	1,183	—	1,183	—
Unlevered free cash flow	$11,374	$12,907	$33,942	$28,242

Calculation of Adjusted EBITDA

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net loss	$(102,362)	$(12,982)	$(129,542)	$(32,079)
Provision for income taxes	174	1,151	470	3,551
Other non-operating expenses (income), net	219	(774)	(132)	(7,950)
Interest expense(3)	7,496	6,714	22,181	20,030
Depreciation & amortization(4)	11,468	10,727	35,120	30,736
Stock-based compensation, net	98,812	8,422	116,104	26,363
Restructuring costs	—	2	33	147
Acquisition-related costs	—	—	—	347
Financing costs	—	—	—	3,175
Employer payroll taxes on Performance RSUs	1,183	—	1,183	—
Adjusted EBITDA	$16,990	$13,260	$45,417	$44,320

(1)  Please see Appendix A for explanation of non-GAAP measures used.

(2)  Includes reimbursement of tenant improvement allowances under our lease financing obligation of $1.9 million for the three months September 30, 2017 and $8.3 million for the nine months September 30, 2017.

(3) Includes interest expense on our credit facilities and financing lease obligations related to our corporate headquarters.

(4) Includes amortization of deferred commissions.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, adjusted EBITDA and unlevered free cash flow. Our definition for each non-GAAP measure used is provided below, however a limitation of non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for non-GAAP measures used will likely differ from similarly titled non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP gross profit, non-GAAP gross margin: We define non-GAAP gross profit as GAAP gross profit less stock-based compensation, net, less amortization of intangible assets, and less employer payroll taxes on Performance RSUs. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue.

Non-GAAP operating loss: We define non-GAAP operating loss as GAAP operating loss less stock-based compensation, net, less amortization of intangible assets, less restructuring, less acquisition-related costs, less financing costs, and less employer payroll taxes on Performance RSUs.

Non-GAAP net loss, non-GAAP net loss per share: We define non-GAAP net loss as GAAP net loss less stock-based compensation, net, less amortization of intangible assets, less restructuring, less gain on sale of a private company investment, less loss on debt extinguishment, less acquisition-related costs, less financing costs and less employer payroll taxes on Performance RSUs. Non-GAAP net loss per share is defined as non-GAAP net loss divided by the weighted-average shares outstanding.

We use these non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the non-GAAP adjustments for the above measures is as follows:

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Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

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Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions.

Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods.

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Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives.  However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.

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Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

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Loss on debt extinguishment: Loss on debt extinguishment was recognized on a GAAP basis resulting from the refinancing of our credit facilities. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new debt refinancing.

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Acquisition-related costs: Acquisition-related costs recognized on a GAAP basis relate to retention payments made to certain employees of acquired companies. We expect that such acquisition-related costs will be inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new acquisitions.

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Financing costs: Certain financing costs were incurred on a GAAP basis resulting from the refinancing of our credit refinancing of our credit facilities. We expect that such transactions will be infrequent in occurrence and are therefore the incremental expenses incurred are excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new debt refinancing.

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Employer payroll taxes on Performance RSUs: We incurred incremental employer payroll taxes on Performance RSUs during the third quarter of 2018 as a result of our initial public offering. Employer payroll taxes on Performance RSUs are excluded from our Non-GAAP results as we currently do not expect to incur expenses of a similar nature in future periods because we will no longer grant Performance RSUs where a vesting condition is our initial public offering.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between those financial measures.

Core revenue: We define core revenue as revenue from our survey platform, form-based application and purpose-built solutions, excluding the non-self-serve portion of SurveyMonkey Audience, which we generally ceased offering at the end of the second quarter of 2017. We consider core revenue to be an important measure because it excludes revenue from an offering that we generally no longer provide, and so provides a better understanding of our current business and provides comparability of our results of operations over time. Core revenue has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as revenue. Some of the limitations of core revenue are that it does not reflect all of our revenue in the periods presented and that our results of operations for the periods presented reflect expenses that we incurred to generate revenue that is excluded from core revenue.

Adjusted EBITDA: We define adjusted EBITDA as net loss excluding provision for income taxes, other non-operating expenses (income), net, interest expense, depreciation and amortization, stock-based compensation, net, restructuring, acquisition-related costs, financing costs and employer payroll taxes on Performance RSUs. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. Some of the limitations of adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from stock-based compensation, and does not reflect the cost to replace depreciated property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Unlevered free cash flow: Unlevered free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment and capitalized internal-use software but prior to the impact of our capital structure, the timing of cash payments for certain acquisition and debt related transactions and employer payroll taxes on Performance RSUs. The usefulness of unlevered free cash flow as an analytical tool is limited because it excludes certain items which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and is calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Form 10-Q that will be filed for the quarter ended September 30, 2018, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of November 13, 2018, and we undertake no obligation to update this information.